      As filed with the Securities and Exchange Commission on July 12, 2007
                              Registration No. ___

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                              UNITED BANCORP, INC.
             (Exact name of registrant as specified in its charter)

           MICHIGAN                                             38-2606280
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                              UNITED BANCORP, INC.
                            205 E. CHICAGO BOULEVARD
                            TECUMSEH, MICHIGAN 49286
                                 (517) 423-8373
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

     UNITED BANCORP, INC. AMENDED AND RESTATED DIRECTOR RETAINER STOCK PLAN
                            (Full title of the plan)

            ROBERT K, CHAPMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              UNITED BANCORP, INC.
                            205 E. CHICAGO BOULEVARD
                            TECUMSEH, MICHIGAN 49286
                                 (517) 423-8373
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                               FRED B. GREEN, ESQ.
                                   BODMAN LLP
                             6TH FLOOR AT FORD FIELD
                             1901 ST. ANTOINE STREET
                             DETROIT, MICHIGAN 48226

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                        Proposed Maximum     Proposed Maximum
Title of Securities    Amount to be    Offering Price Per   Aggregate Offering       Amount of
to be Registered      Registered (1)         Share                 Price         Registration Fee
-------------------   --------------   ------------------   ------------------   ----------------
Common Stock,
   no par value           86,132            $21.88(2)          $1,884,568(3)          $57.86

----------
(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Amended and Restated Director Retainer Stock Plan (the "Plan") set forth herein by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger or consolidation or any other similar transaction which results in an increase in the number of shares of Registrant's outstanding common stock.

(2) Pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share is based on the average of the bid and asked price of the Registrant's common stock issuable pursuant to the Plan on July 6, 2007 in accordance with Rule 457(h)(1) and Rule 457(c) of the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee of this offering pursuant to Rule 457(h)(1) promulgated under the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

                      REGISTRATION OF ADDITIONAL SECURITIES

     By a registration statement on Form S-8 filed with the Commission on May 8, 1996, Registration File No. 333-03305, Registrant previously registered 20,000 (68,414 as adjusted for stock dividends) shares of Common Stock, no par value, reserved for issuance from time to time in connection with the Director Retainer Stock Plan. Under this Registration Statement, we are registering the additional 81,586 shares of Common Stock issuable under the Plan and the 4,546 shares of Common Stock which remained available for issuance under the Director Retainer Stock Plan. The contents of Registration Statement File No. 333-03305 are incorporated by reference herein.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
  4.1     The Amended and Restated Director Retainer Stock Plan (incorporated by reference from Attachment E to the Registrant's 2007 definitive proxy statement on Schedule 14A, filed with the Securities and Exchange
          Commission on March 16, 2007).

  5.1*    Opinion of Bodman LLP.

 23.1*    Consent of Independent Registered Public Accounting Firm.

 23.2*    Consent of Bodman LLP (contained in Exhibit 5.1 to this Registration
          Statement).

 24.1*    Power of Attorney (contained on the signature pages hereto).

----------
*    Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tecumseh, State of Michigan on July 10, 2007.

                                        UNITED BANCORP, INC.


                                        /s/ Dale L. Chadderdon
                                        ----------------------------------------
                                        Dale L. Chadderdon
                                        Executive Vice President and Chief
                                        Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert K. Chapman and Dale L. Chadderdon, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8 registering shares to be issued under the Amended and Restated Director Retainer Stock Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) specified below.

Signature                                  Title                       Date
---------                    ----------------------------------   -------------


/s/ Robert K. Chapman        President, Chief Executive Officer   July 10, 2007
--------------------------              and Director
Robert K. Chapman              (Principal Executive Officer)


/s/ Dale L. Chadderdon       Executive Vice President and Chief   July 10, 2007
--------------------------           Financial Officer
Dale L. Chadderdon              (Principal Financial and
                                    Accounting Officer)


/s/ David S. Hickman                Chairman and Director         July 10, 2007
--------------------------
David S. Hickman




/s/ Joseph D. Butcko                       Director               July 10, 2007
--------------------------
Joseph D. Butcko


/s/ John H. Foss                           Director               July 10, 2007
--------------------------
John H. Foss


/s/ James G. Haeussler                     Director               July 10, 2007
--------------------------
James G. Haeussler


/s/ James C. Lawson                        Director               July 10, 2007
--------------------------
James C. Lawson


/s/ Robert G. Macomber                     Director               July 10, 2007
--------------------------
Robert G. Macomber


/s/ Donald J. Martin                       Director               July 10, 2007
--------------------------
Donald J. Martin


/s/ David E. Maxwell                       Director               July 10, 2007
--------------------------
David E. Maxwell


/s/ Kathryn M. Mohr                        Director               July 10, 2007
--------------------------
Kathryn M. Mohr

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
  4.1     The Amended and Restated Director Retainer Stock Plan, (incorporated by reference from Attachment E to the Registrant's 2007 definitive proxy statement on Schedule 14A, filed with the Securities and
          Exchange Commission on March 16, 2007).

  5.1*    Opinion of Bodman LLP.

 23.1*    Consent of Independent Registered Public Accounting Firm.

 23.2*    Consent of Bodman LLP (contained in Exhibit 5.1 to this Registration
          Statement).

 24.1*    Power of Attorney (contained on the signature pages hereto).

----------
*    Filed herewith